UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

ELECTRAMECCANICA VEHICLES CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Silver Drive Third Floor Burnaby, British Columbia, Canada	V5H 0H5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 428-7656

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 28, 2024, ElectraMeccanica Vehicles Corp. (the “Company”) entered into a sale and purchase agreement with Solo Automotive, Inc. (the “Purchaser”). Jerry Kroll, a former member of the Company’s board of directors (the “Board”), is the principal of the Purchaser. Pursuant to the terms of the agreement, the Company has agreed to transfer two G2 SOLO and one non-operational Sparrow showroom vehicles on an “as is, where is” basis, along with certain SOLO-related assets, including, among other things, certain parts, tools, documentation and intellectual property, to the Purchaser. In consideration for such transfer, Mr. Kroll has agreed, among other things, to vote all common shares of the Company beneficially owned by him in favor of each of the proposals set forth in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on February 13, 2024, for the Company’s upcoming special meeting of shareholders on March 20, 2024 (the “ElectraMeccanica Special Meeting”), including the proposal to approve the proposed arrangement (the “Arrangement Proposal”) with Xos, Inc. (“Xos”). As of the date of this Current Report on Form 8-K, Mr. Kroll beneficially owned approximately 5.4 million common shares of the Company.

On February 28, 2024, Mr. Kroll also entered into a voting support and lock-up agreement with Xos pursuant to which Mr. Kroll has agreed, among other things, not to dispose of any shares of Xos’ common stock received as consideration in connection with the Arrangement for 90 days following the effective date of the Arrangement, in addition to voting support for the Arrangement Proposal.

On March 1, 2024, the Company issued a press release announcing Mr. Kroll’s voting commitment for the proposals to be considered at the ElectraMeccanica Special Meeting, including the Arrangement Proposal. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated March 1, 2024

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2024	ELECTRAMECCANICA VEHICLES CORP.

	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary